Exhibit 99.1

FireEye Reports Above-Guidance Revenue and Improved Operating Margins for Second Quarter 2017

•	Revenue of $185.5 million grew 6 percent from second quarter 2016

•	Operating margins increased by more than 40 percent from second quarter 2016

•	Revenue and earnings per share outlook for 2017 raised

MILPITAS, Calif. – August 1, 2017 – FireEye, Inc. (NASDAQ: FEYE), the intelligence-led security company, today announced financial results for the second quarter ended June 30, 2017.

“We executed well against our priorities in the second quarter, delivering billings, revenue, earnings per share and operating cash flow above expectations,” said Kevin Mandia, FireEye chief executive officer. “We have made great progress rationalizing our cost structure, and reduced our operating losses by more than $100 million in the first six months of the year compared to the first six months of 2016. As we look forward to the second half of 2017, we are focused on new opportunities to expand our customer base with our Helix platform, our next generation endpoint protection, and innovations in our network and email security solutions.”

Second Quarter 2017 Financial Results

•	Revenue of $185.5 million, an increase of 6 percent from the second quarter of 2016 and above the guidance range of $173 million to $179 million.

•	Billings of $172.0 million, a decrease of 12 percent from the second quarter of 2016 and near the high end of the guidance range of $155 million to $175 million.[1]

•	GAAP gross margin of 64 percent, compared to 61 percent in the second quarter of 2016.

•	Non-GAAP gross margin of 74 percent, compared to 73 percent in the second quarter of 2016 and above the guidance of approximately 72 percent.[1]

•	GAAP operating margin of negative 32 percent, compared to negative 73 percent in the second quarter of 2016.

•
Non-GAAP operating margin of negative 3 percent, compared to negative 28 percent in the second quarter of 2016 and better than the guidance range of approximately negative 9 percent to negative 10 percent.[1]

•	GAAP net loss per share of $0.40, compared to a GAAP net loss per share of $0.86 in the second quarter of 2016.

•	Non-GAAP net loss per share of $0.04, compared to a non-GAAP net loss per share of $0.33 in the second quarter of 2016 and better than the guidance range of $0.10 to $0.14.[1]

•
Cash flow from operations of negative $11.5 million, compared to cash flow from operations of negative $13.1 million in the second quarter of 2016 and better than the guidance range of negative $17 million to negative $27 million.

“We continue to become more efficient in running our operations, which contributed to increases in gross profit and operating margin in the second quarter,” said Frank Verdecanna, FireEye executive vice president and chief financial officer. "We reduced total GAAP operating expenses by 24 percent and total non-GAAP operating expenses by 20 percent, compared to the second quarter of 2016, even as we accelerated investments in the development of our Helix platform and next generation endpoint solution. Our ability to manage our expense structure as we build the foundation for future growth gives us confidence in our ability to achieve our growth and profitability objectives,” added Verdecanna.

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Third Quarter and Updated 2017 Outlook
FireEye provides guidance based on current market conditions and expectations.
For the third quarter of 2017, FireEye currently expects:

•	Total revenue in the range of $183 million to $189 million.

•	Billings in the range of $190 million to $205 million.

•	Non-GAAP gross margin of approximately 73 percent.

•	Non-GAAP operating margin of approximately negative 4 percent to negative 6 percent.

•	Non-GAAP net loss per share of $0.06 to $0.09.

•	Positive cash flow from operations of $1 million to $10 million.
Non-GAAP net loss per share for the third quarter assumes cash interest expense of approximately $3.0 million associated with the company’s convertible senior notes, provision for income taxes of between $1.0 and $1.5 million, and weighted average shares outstanding of approximately 179 million.

For 2017, FireEye currently expects:

•	Revenue in the range of $734 million to $746 million.

•	Billings in the range of $745 million to $775 million.

•	Positive non-GAAP operating income in the fourth quarter of 2017.

•	Non-GAAP net loss per share of $0.19 to $0.24.

•	Positive cash flow from operations of $1 million to $10 million.

•
Capital expenditures between $40 million and $50 million. Capital expenditures expectations for 2017 include an estimated $22 million in capital expenditures associated with the build-out and relocation of the company’s headquarters from five separate buildings to a single building in Milpitas in late 2017.

Non-GAAP net loss per share for 2017 assumes cash interest expense of approximately $12.1 million, paid semi-annually in June and December, associated with the company's convertible senior notes, provision for income taxes of between $5 million and $6 million, and weighted average shares outstanding of approximately 177 million.

Guidance for non-GAAP financial measures excludes stock based compensation, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense, amortization of intangible assets, and other non-recurring expenses that may be incurred in the future. Stock-based compensation expense is impacted by the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which is difficult to predict and subject to constant change. The actual amount of stock-based compensation in the third quarter of 2017 and full year 2017 will have a significant impact on the company’s GAAP operating margin and net loss per share. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information
FireEye will host a conference call today, August 1, 2017, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its second quarter financial results and the company’s outlook for the third quarter and full year 2017. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call, as well as related multi-media content, can be accessed from the Investor Relations section of the company's website at http://investors.fireeye.com. An archived version of the webcast will be available at the same website shortly after the conclusion of the live event.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to future financial results for the third quarter and full year 2017, including revenue, revenue growth rates, billings, billings growth rates, non-GAAP gross margin, non-GAAP operating margin, operating cash flows, interest expense, provision for income taxes, non-GAAP net loss per share, weighted average shares outstanding and capital expenditures in the section entitled “Third Quarter and Updated 2017 Outlook” above, as well as statements related to FireEye's path to profitability, expectations regarding the growth in FireEye's business, including the expansion of its customer base, the size of FireEye’s market opportunity, FireEye’s ability to maintain its recently reduced operating expense levels, and the anticipated benefits of FireEye’s strategic initiatives and recently introduced offerings.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; real or perceived defects, errors or vulnerabilities in FireEye's products or services;

any delay in FireEye’s release of products or services; FireEye's ability to react to trends and challenges in its business and the markets in which it operates; FireEye's ability to anticipate market needs or develop new or enhanced products and services to meet those needs; FireEye’s ability to hire and retain critical executives and key employees; FireEye’s ability to attract new and retain existing customers and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with new offerings; sales and marketing execution risks; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-Q filed with the Securities and Exchange Commission on May 4, 2017, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.
All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.
Non-GAAP Financial Measures
In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company's financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. FireEye also excludes deferred revenue assumed in connection with acquisitions. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the health and visibility of the company’s business. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.
Non-GAAP gross margin, operating income, operating margin, net loss and net loss per share. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expense, amortization of intangible assets, and, as applicable, other special or non-recurring items, divided by total revenue. FireEye defines non-GAAP operating income as operating loss excluding stock-based compensation expense, amortization of intangible assets, acquisition related expenses, change in fair value of contingent earn-out liability, restructuring charges, and other special or non-recurring items. FireEye defines non-GAAP operating margin as non-GAAP operating income divided by total revenue. FireEye defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and discrete tax benefits. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average shares outstanding. Additionally, weighted average shares outstanding used to calculate non-GAAP net loss per share excludes stock options, restricted stock units and performance stock units that are anti-dilutive.
Non-GAAP net loss and net loss per share in the second quarter of 2017 excluded stock-based compensation expense, amortization of intangible assets, non-cash interest expense related to the convertible senior notes issued in June 2015, and change in fair value of contingent earn-out liability. Non-GAAP net loss and net loss per share for the second quarter of 2016 excluded stock-based compensation expense, amortization of intangible assets, acquisition expenses, restructuring charges, non-cash interest expense related to the convertible senior notes issued in June 2015, and non-recurring benefit from income taxes.

FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and other non-recurring and discrete items so that management and investors can compare the company's core business operating results, over multiple periods.
There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in the company's business. Stock-based compensation is an important part of FireEye employees' overall compensation. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation but also non-recurring items such as acquisition related expenses, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.
About FireEye, Inc.
FireEye is the intelligence-led security company. Working as a seamless, scalable extension of customer security operations, FireEye offers a single platform that blends innovative security technologies, nation-state grade threat intelligence, and world-renowned Mandiant® consulting.  With this approach, FireEye eliminates the complexity and burden of cyber security for organizations struggling to prepare for, prevent, and respond to cyber attacks. FireEye has over 6,000 customers across 67 countries, including more than 40 percent of the Forbes Global 2000.

© 2017 FireEye, Inc. All rights reserved. FireEye, Mandiant and Helix are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.
Media contact:
Vitor De Souza
FireEye, Inc.
415-699-9838
vitor.desouza@fireeye.com

Investor contact:
Kate Patterson
FireEye, Inc.
408-321-4957
kate.patterson@fireeye.com
Source: FireEye

FireEye, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2017	December 31, 2016

Assets
Current assets:
Cash and cash equivalents	$154,442	$223,667
Short-term investments	716,393	712,058
Accounts receivable, net	109,971	121,150
Inventories	5,837	5,955
Prepaid expenses and other current assets	37,057	25,081
Total current assets	1,023,700	1,087,911
Property and equipment, net	60,122	61,852
Goodwill	978,260	978,260
Intangible assets, net	214,458	244,032
Deposits and other long-term assets	9,003	10,910
Total assets	$2,285,543	$2,382,965
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$27,910	$20,269
Accrued and other current liabilities	20,387	22,997
Accrued compensation	50,142	96,004
Deferred revenue, current portion	395,882	397,118
Total current liabilities	494,321	536,388
Convertible senior notes, net	760,546	741,980
Deferred revenue, non-current portion	222,854	256,398
Other long-term liabilities	15,438	7,087
Total liabilities	1,493,159	1,541,853
Stockholders' equity:
Common stock	18	17
Additional paid-in capital	2,787,551	2,682,909
Treasury stock	(150,000)	(150,000)
Accumulated other comprehensive loss	(1,393)	(1,742)
Accumulated deficit	(1,843,792)	(1,690,072)
Total stockholders’ equity	792,384	841,112
Total liabilities and stockholders' equity	$2,285,543	$2,382,965

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Product	$31,203	$40,776	$54,946	$74,483
Subscription and services	154,269	134,265	304,264	268,524
Total revenue	185,472	175,041	359,210	343,007
Cost of revenue: (1)(2)
Product	14,676	15,959	27,527	33,092
Subscription and services	52,016	51,468	103,770	105,765
Total cost of revenue	66,692	67,427	131,297	138,857
Total gross profit	118,780	107,614	227,913	204,150
Operating expenses: (1)(2)
Research and development	60,747	76,372	119,099	162,355
Sales and marketing	89,630	121,405	184,510	244,433
General and administrative (3)(4)	27,833	33,809	55,448	76,065
Restructuring charges (5)	—	3,537	—	5,207
Total operating expenses	178,210	235,123	359,057	488,060
Operating loss	(59,430)	(127,509)	(131,144)	(283,910)
Other expense, net (6)	(10,337)	(11,473)	(20,318)	(21,002)
Loss before income taxes	(69,767)	(138,982)	(151,462)	(304,912)
Provision for (benefit from) income taxes (7)	965	338	2,258	(9,692)
Net loss attributable to common stockholders	$(70,732)	$(139,320)	$(153,720)	$(295,220)
Net loss per share attributable to common stockholders, basic and diluted	$(0.40)	$(0.86)	$(0.88)	$(1.84)
Weighted average shares used in per share calculations, basic and diluted	176,645	162,045	174,453	160,413

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(153,720)	$(295,220)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	52,773	61,227
Stock-based compensation	83,286	121,547
Non-cash interest expense related to convertible senior notes	18,566	17,669
Change in fair value of contingent earn-out liability	(54)	1,156
Deferred income taxes	251	(11,924)
Other	3,494	2,541
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	10,318	60,108
Inventories	(573)	1,828
Prepaid expenses and other assets	(10,637)	3,408
Accounts payable	3,793	(6,842)
Accrued liabilities	(2,610)	(6,767)
Accrued transaction costs of acquiree	—	(7,727)
Accrued compensation	(6,881)	(14,412)
Deferred revenue	(34,780)	39,366
Other long-term liabilities	8,352	(1,606)
Net cash used in operating activities	(28,422)	(35,648)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and demonstration units	(17,312)	(21,078)
Purchases of short-term investments	(222,910)	(241,249)
Proceeds from maturities of short-term investments	213,514	271,599
Proceeds from sales of short-term investments	3,620	4,507
Business acquisitions, net of cash acquired	—	(204,926)
Lease deposits	(144)	(366)
Net cash used in investing activities	(23,232)	(191,513)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt of acquired business	—	(8,842)
Payments for contingent earn-outs	(38,928)	(67)
Payment related to shares withheld for taxes	(590)	(1,124)
Proceeds from employee stock purchase plan	10,764	12,684
Proceeds from exercise of equity awards	11,183	6,401
Net cash used in financing activities	(17,571)	9,052
Net change in cash and cash equivalents	(69,225)	(218,109)
Cash and cash equivalents, beginning of period	223,667	402,102
Cash and cash equivalents, end of period	$154,442	$183,993

FireEye, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP operating loss	$(59,430)	$(127,509)	$(131,144)	$(283,910)
Stock-based compensation expense (1)	39,397	57,308	83,286	121,375
Amortization of intangible assets (2)	14,787	16,516	29,574	31,681
Acquisition related expenses (3)	—	—	—	2,413
Change in fair value of contingent earn-out liability (4)	(67)	1,156	(54)	1,156
Restructuring charges (5)	—	3,537	—	5,207
Non-GAAP operating loss	$(5,313)	$(48,992)	$(18,338)	$(122,078)
GAAP gross margin	64%	61%	63%	60%
Stock-based compensation expense (1)	4%	5%	4%	5%
Amortization of intangible assets (2)	6%	7%	6%	7%
Non-GAAP gross margin	74%	73%	73%	72%
GAAP operating margin	(32)%	(73)%	(37)%	(83)%
Stock-based compensation expense (1)	21%	33%	23%	35%
Amortization of intangible assets (2)	8%	9%	9%	9%
Acquisition related expenses (3)	—%	—%	—%	1%
Change in fair value of contingent earn-out liability (4)	—%	1%	—%	—%
Restructuring charges (5)	—%	2%	—%	2%
Non-GAAP operating margin	(3)%	(28)%	(5)%	(36)%
GAAP net loss	$(70,732)	$(139,320)	$(153,720)	$(295,220)
Stock-based compensation expense (1)	39,397	57,308	83,286	121,375
Amortization of intangible assets (2)	14,787	16,516	29,574	31,681
Acquisition related expenses (3)	—	—	—	2,413
Change in fair value of contingent earn-out liability (4)	(67)	1,156	(54)	1,156
Restructuring charges (5)	—	3,537	—	5,207
Non-cash interest expense related to convertible senior notes (6)	9,340	8,889	18,566	17,669
Adjustment to provision (benefit) from income taxes (7)	—	(753)	—	(12,035)
Non-GAAP net loss	$(7,275)	$(52,667)	$(22,348)	$(127,754)
GAAP net loss per common share, basic and diluted	$(0.40)	$(0.86)	$(0.88)	$(1.84)
Stock-based compensation expense (1)	0.22	0.35	0.48	0.76
Amortization of intangible assets (2)	0.09	0.10	0.17	0.20
Acquisition related expenses (3)	—	—	—	0.01
Change in fair value of contingent earn-out liability (4)	—	0.01	—	0.01
Restructuring charges (5)	—	0.02	—	0.03
Non-cash interest expense related to convertible senior notes (6)	0.05	0.05	0.10	0.11
Adjustment to provision (benefit) from income taxes (7)	—	—	—	(0.08)
Non-GAAP net loss per common share, basic and diluted	$(0.04)	$(0.33)	$(0.13)	$(0.80)
Weighted average shares used in per share calculation for GAAP and Non-GAAP, basic and diluted	176,645	162,045	174,453	160,413
(1) includes stock-based compensation expense as follows:
Cost of product revenue	$519	$614	$1,054	$1,281
Cost of subscription and services revenue	6,873	7,653	14,370	17,254

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Research and development	14,057	19,025	28,582	43,455
Sales and marketing	10,219	17,606	24,234	33,760
General and administrative	7,729	12,410	15,046	25,625
Total stock-based compensation expense	$39,397	$57,308	$83,286	$121,375
(2) includes amortization of intangible assets as follows:
Cost of product revenue	$2,802	$3,064	$5,604	$6,128
Cost of subscription and services revenue	7,374	8,530	14,750	16,281
Research and development	163	163	325	294
Sales and marketing	4,448	4,759	8,895	8,978
Total amortization of intangible assets	$14,787	$16,516	$29,574	$31,681
(3) includes acquisition related expenses as follows:
General and administrative	$—	$—	$—	$2,413
(4) includes change in fair value of contingent earn-out liability as follows:
General and administrative	$(67)	$1,156	$(54)	$1,156
(5) includes restructuring charges as follows:
Restructuring charges	$—	$3,537	$—	$5,207
(6) includes non-cash interest expense related to convertible senior notes as follows:
Other expense, net	$9,340	$8,889	$18,566	$17,669
(7) includes adjustment to provision (benefit) from income taxes as follows:
Income tax effect of non-GAAP adjustment	$—	$(753)	$—	$(12,035)

FireEye, Inc.
RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP revenue	$185,472	$175,041	$359,210	$343,007
Add change in deferred revenue	(13,449)	21,369	(34,780)	60,453
Subtotal	172,023	196,410	324,430	403,460
Less iSIGHT & Invotas deferred revenue assumed	—	—	—	(21,087)
Non-GAAP billings	$172,023	$196,410	$324,430	$382,373

FireEye, Inc.
BILLINGS BREAKOUT
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Product billings	$30,995	$40,073	$54,370	$73,443
Product subscription billings	75,077	88,075	148,618	176,959
Product billings and product subscription billings	106,072	128,148	202,988	250,402
Support and maintenance billings	28,299	36,724	52,056	68,070
Professional services billings	37,652	31,538	69,386	63,901
Non-GAAP billings	$172,023	$196,410	$324,430	$382,373

FireEye, Inc.
REVENUE BREAKOUT
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Product revenue	$31,203	$40,776	$54,946	$74,483
Product subscription revenue	86,341	76,348	173,395	150,511
Product revenue and product subscription revenue	117,544	117,124	228,341	224,994
Support and maintenance revenue	34,190	29,667	67,397	58,080
Professional services revenue	33,738	28,250	63,472	59,933
Total revenue	$185,472	$175,041	$359,210	$343,007